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                             AUCTION AGENT AGREEMENT

                                     between

                     THE NEW AMERICA HIGH INCOME FUND, INC.

                                       and

                              BANKERS TRUST COMPANY

                            Dated as of May __, 1997


                                   Relating to

                          Auction Term Preferred Stock

                                       of

                     THE NEW AMERICA HIGH INCOME FUND, INC.



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

                                TABLE OF CONTENTS

                                                                                                        Page
                                                                                                        ----
1.       Definitions and Rules of Construction............................................................1

         1.1      Terms Defined by Reference to ATP Provisions............................................1
         1.2      Terms Defined Herein....................................................................1
         1.3      Rules of Construction...................................................................2

2.       The Auction......................................................................................3

         2.1      Purpose; Incorporation by Reference of Auction Procedures and Settlement
                  Procedures..............................................................................3
         2.2      Preparation of Each Auction; Maintenance of Registry of Beneficial Owners...............3
         2.3      Information Concerning Rates............................................................5
         2.4      Auction Schedule........................................................................6
         2.5      Designation of Dividend Period..........................................................7
         2.6      Notice of Auction Results...............................................................8
         2.7      Broker-Dealers..........................................................................8
         2.8      Ownership of ATP........................................................................8
         2.9      Access to and Maintenance of Auction Records............................................8
         2.10     Dividend and Redemption Price Deposit...................................................9

3.       The Auction Agent as Dividend and Redemption Price Disbursing Agent..............................9

4.       The Auction Agent as Transfer Agent and Registrar................................................9

         4.1      Issue of Share Certificates.............................................................9
         4.2      Registration of Transfer of Shares......................................................9
         4.3      Removal of Legend on Restricted Shares..................................................9
         4.4      Lost Share Certificates................................................................10
         4.5      Disposition of Canceled Certificates; Record Retention.................................10
         4.6      Share Transfer Books...................................................................10
         4.7      Return of Funds........................................................................10

5.       Representations and Warranties of the Fund......................................................11

6.       The Auction Agent...............................................................................12

         6.1      Duties and Responsibilities............................................................12
         6.2      Rights of the Auction Agent............................................................12
         6.3      Auction Agent's Disclaimer.............................................................13

                                       (i)



                                                                                                        Page
                                                                                                        ----
         6.4      Compensation, Expenses and Indemnification.............................................13

7.       Miscellaneous...................................................................................13

         7.1      Term of Agreement......................................................................13
         7.2      Communications.........................................................................14
         7.3      Entire Agreement.......................................................................15
         7.4      Benefits...............................................................................15
         7.5      Amendment; Waiver......................................................................15
         7.6      Successors and Assigns.................................................................15
         7.7      Severability...........................................................................15
         7.8      Execution in Counterparts..............................................................15
         7.9      Governing Law..........................................................................16


                                      (ii)

                            EXHIBITS
                            --------
EXHIBIT A   -   Form of Broker-Dealer Agreement
EXHIBIT B   -   Form of Master Purchaser's Letter
EXHIBIT C   -   Settlement Procedures
EXHIBIT D   -   Form of ATP Provisions
EXHIBIT E   -   Form of Notice of Auction Dates
EXHIBIT F   -   Form of Notice of Proposed Designation of Alternate Term Period
EXHIBIT G   -   Form of Notice of Designation of Alternate Term Period
EXHIBIT H   -   Form of Notice of Determination Not to Designate Alternate Term
                Period

                                      (iii)

         AUCTION AGENT AGREEMENT dated as of May __, 1997 between THE NEW AMERICA HIGH INCOME FUND, INC., a Maryland corporation (the "Fund"), and BANKERS TRUST COMPANY, a New York banking corporation (the "Auction Agent").

         WHEREAS, the Fund has issued two series of preferred stock, par value $1.00 per share, liquidation preference $50,000 per share, designated Auction Term Preferred Stock, Series A ("ATP Series A"), and Auction Term Preferred Stock, Series B ("ATP Series B"); proposes to issue an additional series of preferred stock, par value $1.00 per share, liquidation preference $25,000, designated Auction Term Preferred Stock, Series C ("ATP Series C") and may in the future designate additional series of Auction Term Preferred Stock (together with the ATP Series A, ATP Series B, and ATP Series C, referred to as the "ATP") pursuant to the ATP Provisions (as hereinafter defined), and desires that the Auction Agent perform certain duties in connection with the ATP upon the terms and subject to the conditions of this Agreement, and hereby appoints the Auction Agent to act in the capacities set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Fund and the Auction Agent agree as follows:

1.       Definitions and Rules of Construction.

         1.1 Terms Defined by Reference to ATP Provisions. Capitalized terms not defined herein shall have the respective meanings specified in the ATP Provisions.

         1.2 Terms Defined Herein. As used herein and in the Settlement Procedures, the following terms shall have the following meanings, unless the context otherwise requires:

                  (a) "Agent Member" of any Person shall mean the member of, or participant in, the Securities Depository.

                  (b) "ATP Provisions" shall mean the Articles Supplementary designating the ATP Series A, ATP Series B, ATP Series C, and any additional series of Auction Term Preferred Stock as may be designated at some future time, and establishing the rights and preferences thereof pursuant to the Articles of Incorporation, as amended, attached hereto as Exhibit D.

                  (c) "Auction" shall have the meaning specified in Section 2.1 hereof.

                  (d) "Auction Procedures" shall mean the auction procedures constituting Part II of the ATP Provisions.

                  (e) "Authorized officer" shall mean each Senior Vice President, Vice President, Assistant Vice President, Assistant Treasurer and Assistant Secretary of the Auction Agent and every other officer or employee of the Auction Agent designated as an "Authorized officer" for purposes hereof in a communication to the Fund.

                  (f) "Broker-Dealer" shall mean any broker-dealer, commercial bank or other entity permitted by law to perform the functions of a Broker-Dealer that is a member of or a participant in, the Securities Depository or is an affiliate of such member or participant, has been selected by the Fund and has entered into a Broker-Dealer Agreement that remains effective.

                  (g) "Broker-Dealer Agreement" shall mean each agreement between the Auction Agent as agent for the Fund and a Broker-Dealer substantially in the form attached hereto as Exhibit A.

                  (h) "Existing Holder" means (a) a person who has signed a Master Purchaser's Letter and beneficially owns shares of a series of ATP listed in that person's name in the records of the Auction Agent or (b) the beneficial owner of shares of a series of ATP which are listed under such person's Broker-Dealer's name in the records of the Auction Agent, which Broker-Dealer shall have signed a Master Purchaser's Letter.

                  (i) "Fund Officer" shall mean the Chairman of the Board of Directors of the Fund, the President, each Vice President (whether or not designated by a number or word or words added before or after the title "Vice President"), the Secretary, the Treasurer, each Assistant Secretary and each Assistant Treasurer of the Fund and every other officer or employee of the Fund designated as a "Fund officer" for purposes hereof in a notice to the Auction Agent.

                  (j) "Master Purchaser's Letter" means a letter substantially in the form of or containing provisions similar to those in the form attached hereto as Exhibit B which is required to be executed by (1) each prospective purchaser of shares of a series of the ATP or (2) the Broker-Dealer through whom such shares will be held.

                  (k) "Person" means and includes an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

                  (l) "Potential Holder," when used with respect to shares of a series of the ATP, means any person, including any Existing Holder of shares of such series, (i) who shall have executed a Master Purchaser's Letter or whose shares will be listed under such person's Broker-Dealer in the records of the Auction Agent, which Broker-Dealer shall have executed a Master Purchaser's Letter, and (ii) who may be interested in acquiring shares of such series (or, in the case of an Existing Holder or such person, additional shares of such series).

                  (m) "Settlement Procedures" shall mean the Settlement Procedures attached hereto as Exhibit C.

                  (n) "Underwriter" shall mean Lehman Brothers Inc. and any other person named as an underwriter of the ATP in the Underwriting Agreement or any schedule thereto.

                  (o) "Underwriting Agreement" shall mean the Underwriting Agreement dated May __, 1997 among the Fund, the Underwriter and the Adviser.

         1.3 Rules of Construction. Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement:

                  (a) Words importing the singular number shall include the plural number and vice versa.

                  (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

                  (c) The words "hereof," "herein," "hereto" and other words of similar import refer to this Agreement as a whole.

                  (d) All references herein to a particular time of day shall be to New York City time.

2.       The Auction.

         2.1 Purpose; Incorporation by Reference of Auction Procedures and Settlement Procedures.

                  (a) The ATP Provisions provide that the Applicable Rate per annum for each series of ATP for each Dividend Period after the Initial Dividend Period with respect to each series of ATP shall, except under certain conditions, be equal to the rate per annum that a bank or trust company appointed by the Fund advises has resulted on the Business Day preceding the first day of such Dividend Period from implementation of the Auction Procedures for such series. Each periodic implementation of the Auction Procedures is hereinafter referred to as an "Auction." The Board of Directors has adopted a resolution appointing Bankers Trust Company as Auction Agent for purposes of the Auction Procedures for each series of the ATP. The Auction Agent accepts such appointment and agrees to follow the procedures set forth in this Section 2 and the Auction Procedures for the purpose of determining the Applicable Rate for each series of ATP for each Dividend Period thereof for which the Applicable Rate is to be determined by an Auction.

                  (b) All of the provisions contained in the Auction Procedures and the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part hereof to the same extent as if such provisions were fully set forth herein.

         2.2 Preparation of Each Auction; Maintenance of Registry of Beneficial Owners.

                  (a) Not later than seven days prior to the first Auction Date for any series of ATP, the Fund shall provide the Auction Agent with a list of the Broker-Dealers and a manually signed copy of each Broker-Dealer Agreement for execution by the Auction Agent. Not later than seven days prior to any Auction Date for any series of ATP for which any change in such list of Broker-Dealers is to be effective, the Fund will notify the Auction Agent in writing of such change and, if any such change involves the addition of a Broker-Dealer to such list, shall cause to be delivered to the Auction Agent for execution by the Auction Agent a Broker-Dealer Agreement signed by such Broker-Dealer; provided, however, that if the Fund proposes to designate any Alternate Term Period of any series of ATP pursuant to Section 4 of Part I of the ATP Provisions, not later than 11:00 A.M., New York City time, on the Business Day next-preceding the Auction next preceding the first day of such Alternate Term Period, upon the written request of the Auction Agent, the Fund shall provide the Auction Agent with a list of the Broker-Dealers for such series and a manually signed copy of each Broker-Dealer Agreement or a new Schedule A to the Broker-Dealer Agreement (which Schedule A shall replace and supersede any previous Schedule A to such Broker-Dealer Agreement) with each Broker-Dealer for such series. The Auction Agent and the Fund shall have entered into a Broker-Dealer Agreement with each Broker-Dealer prior to the participation of any such Broker-Dealer in any Auction.

                  (b) In the event that any Auction Date for any series of ATP shall be changed after the Auction Agent shall have given the notice referred to in clause (vii) of paragraph (a) of the Settlement Procedures, or after the notice referred to in Section 2.5(a) hereof, if applicable, the Auction Agent, by such means as the Auction Agent deems practicable, shall give notice of such change to the Broker-Dealers for such series not later than the earlier of 9:15 A.M. on the new Auction Date or 9:15 A.M. on the old Auction Date.

                  (c) (i) The Auction Agent shall maintain a registry of the beneficial owners of the shares of each series of ATP who shall constitute Existing Holders of shares of such series of ATP for purposes of Auctions and shall indicate thereon the identity of the respective Broker-Dealer of each Existing Holder, if any, on whose behalf such Broker-Dealer submitted the most recent order in any Auction which resulted in such Existing Holder continuing to hold or purchasing shares of such series of ATP. The Auction Agent shall keep such registry current and accurate. The Fund shall provide or cause to be provided to the Auction Agent at or prior to the Date of Original Issue of each series of ATP a list of the initial Existing Holders of the shares of each such series, the number of shares purchased by each such Existing Holder and the respective Broker-Dealer of each such Existing Holder or the affiliate thereof through which each such Existing Holder purchased such shares. At the request of the Fund, the Auction Agent shall advise the Fund in writing as to whether the number of Existing Holders is 500 or more or any Existing Holder owns 5% or more of the outstanding shares of any series of ATP. The Auction Agent may rely upon, as conclusive evidence of the identities of the Existing Holders of shares of any series of ATP, (A) such list, (B) the results of Auctions and (C) notices from any Existing Holder, the Agent Member of any Existing Holder or the Broker-Dealer of any Existing Holder as described in the first sentence of
Section 2.2(c)(iii) hereof.

                           (ii) In the event of any partial redemption of any
series of ATP, the Auction Agent shall, at least two Business Days prior to the next Auction for such series, request the Agent Member of each Existing Holder of shares of ATP of such series to disclose to the Auction Agent (upon selection by such Agent Member of the Existing Holders whose shares of ATP of such series are to be redeemed) the number of shares of ATP of such series, if any, of such Existing Holder which are subject to such redemption, provided the Auction Agent has been furnished with the name and telephone number of a person or department at such Agent Member from which it shall request such information. Upon any refusal of an Agent Member to release such information, the Auction Agent shall deliver to such Agent Member a facsimile copy of the Existing Holder's Master Purchaser's Letter, which authorizes and instructs such Agent Member to release such information to the Auction Agent. In the absence of receiving any such information with respect to an Existing Holder, from such Existing Holder's Agent Member or otherwise, the Auction Agent may continue to treat such Existing Holder as the beneficial owner of the number of shares of ATP of such series shown in the Auction Agent's registry.

                           (iii) The Auction Agent shall be required to register
a transfer of shares of ATP of any series from an Existing Holder of such shares of ATP to another Person only if such transfer is made to a Person that has delivered, or on whose behalf has been delivered, a signed Master Purchaser's Letter to the Auction Agent and if (A) such transfer is pursuant to an Auction or (B) the Auction Agent has been notified in writing (I) in a notice substantially in the form of Exhibit D to the Broker-Dealer Agreement by such Existing Holder, the Agent Member of such Existing Holder or the Broker-Dealer of such Existing Holder of such transfer or (II) in a notice substantially in the form of Exhibit E to the Broker-Dealer Agreement by the Broker-Dealer of any Person that purchased or sold such ATP in an Auction of the failure of such shares of ATP to be transferred as a result of such Auction. The Auction Agent is not required to accept any such notice for an Auction unless it is received by the Auction Agent by 3:00 P.M. on the Business Day preceding such Auction.

                           (iv) The Auction Agent is not required to accept the
Master Purchaser's Letter of any Potential Holder who wishes to submit a Buy Order for the first time in an Auction or of any Potential Holder or Existing Holder who wishes to amend its Master Purchaser's Letter unless such letter or amendment is received by the Auction Agent by 3:00 P.M. on the Business Day preceding such Auction.

                  (d) The Auction Agent may request the Broker-Dealers, as set forth in the Broker-Dealer Agreement, to provide the Auction Agent with a list of their respective customers that such Broker-Dealers believe are Existing Holders of shares of any series of ATP. The Auction Agent shall keep confidential such registry of Existing Holders and shall not disclose the identities of the Existing Holders of such shares of ATP to any Person other than the Fund and the Broker-Dealer that provided such information.

         2.3      Information Concerning Rates.

                  (a) On each Auction Date, the Auction Agent shall determine the AA Composite Commercial Paper Rate or the Treasury Index Rate, as the case may be, and the Maximum Applicable Rate. if the AA Composite Commercial Paper Rate or the Treasury Index Rate, as the case may be, is not quoted on an interest basis, if the rate obtained by the Auction Agent is quoted on a discount basis, or if the rate obtained by the Auction Agent is quoted on another basis the Auction Agent shall convert the quoted rate to an interest rate after consultation with the Fund as to the method of such conversion. Not later than 9:30 A.M. on each Auction Date the Auction Agent shall notify the Fund and the Broker-Dealers of the Maximum Applicable Rate so determined and the AA Composite Commercial Paper Rate or the Treasury Index Rate, as the case may be, used to make such determination.

                  (b) If any AA Composite Commercial Paper Rate is to be based on rates supplied by Commercial Paper Dealers and one or more of the Commercial Paper Dealers shall not provide a quotation for the determination of such AA Composite Commercial Paper Rate, the Auction Agent shall immediately notify the Fund so that the Fund can determine whether to subject a Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers to provide the quotation or quotations not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers. The Fund shall promptly advise the Auction Agent of any such selection.

                  (c) If any Treasury Index Rate is to be based on rates supplied by U.S. Government Securities Dealers and one or more of the U.S. Government Securities Dealers shall not provide a quotation for the determination of such Treasury Rate, the Auction Agent shall immediately notify the Fund so that the Fund can determine whether to select a Substitute U.S. Government Securities Dealer or Substitute U.S. Government Securities Dealers to provide the quotation or quotations not being supplied by any U.S. Government Securities Dealers. The Fund shall promptly advise the Auction Agent of any such selection.

         2.4 Auction Schedule. The Auction Agent shall conduct Auctions for each series of ATP in accordance with the schedule set forth below. Such schedule may be changed by the Auction Agent with the consent of the Fund, which consent shall not be unreasonably withheld or delayed. The Auction Agent shall give written notice of any such change to each Broker-Dealer. Such notice shall be given prior to the close of business on the Business Day next preceding the first Auction Date on which any such change shall be effective.

Time                            Event

By 9:30 A.M.                    Auction Agent advises the Fund and
                                Broker-Dealers of the Maximum Applicable Rate and the Reference Rate(s), used in determining such Maximum Applicable Rate as set forth in
                                Section 2.3(a) hereof, with respect to each series of ATP.

9:30 A.M. - 1:00 P.M.           Auction Agent assembles information communicated
                                to it by Broker-Dealers as provided in Section
                                4(a) of the Auction Procedures. Submission
                                Deadline 1:00 P.M.

Not earlier than 1:00 P.M.      Auction Agent makes determination pursuant to
                                Section 5(a) of the Auction Procedures.

By approximately 3:00 P.M.      Auction Agent advises Fund of results of Auction
                                as provided in Section 5(b) of the Auction
                                Procedures. Submitted Orders are accepted and rejected and shares of ATP of the respective
                                Series allocated as provided in Section 6 of the Auction Procedures. Auction Agent gives notice of Auction results as set forth in Paragraph (a) of the Settlement Procedures.

         2.5      Designation of Dividend Period.

                  (a) The ATP Provisions provide that, subject to the Fund's option to designate an Alternate Term Period as referred to in paragraph (b) of this Section 2.5, (i) the Dividend Period (other than the initial Dividend Period) for each series of ATP will be a Standard Term Period. Any such designation of an Alternate Term Period shall be effective only if (i) notice thereof shall have been given as provided herein, (ii) any failure to pay in a timely manner to the Auction Agent the full amount of any dividend on, or the redemption price of, the ATP shall have been cured, (iii) Sufficient Clearing orders shall have existed in an Auction held on the Auction Date immediately preceding the first day of such proposed Dividend Period other than a Standard Term Period, (iv) if the Fund shall have mailed a Notice of Redemption with respect to any shares, the Redemption Price with respect to such shares shall have been deposited with the Auction Agent, and (v) in the case of an Alternate Term Period, the Fund has provided notice and an ATP Basic Maintenance Report to Fitch (if Fitch is then rating the ATP) and Moody's (if Moody's is then rating the ATP).

                  (b) Pursuant to the ATP Provisions, the Fund may, at its option, designate an Alternate Term Period for any series of ATP in the manner described below and in Section 4 of Part I of the ATP Provisions. If the Fund proposes to designate any succeeding Alternate Term Period the Fund shall deliver to the Auction Agent:

                           (i) A notice of such proposed Alternate Term Period
in the form of Exhibit F hereto not less than 15 nor more than 30 days prior to the first day of such proposed Alternate Term Period. The Auction Agent on behalf of the Fund shall deliver such notice by first-class mail, postage prepaid, to each Existing Holder of shares of such series of ATP at the address specified in such Existing Holder's Master Purchaser's Letter and to the Broker-Dealers for such series as promptly as practicable after its receipt of such notice from the Fund.

                           (ii) A notice in the form of Exhibit G hereto not
later than 3:00 P.M. on the second Business Day next preceding the first day of such proposed Alternate Term Period, of either (x) its determination, subject to certain conditions, to proceed with such Alternate Term Period, in which case the Fund shall specify the terms of the Specific

Redemption Provisions, if any, or (y) its determination not to proceed with such Alternate Period in which latter event the succeeding Dividend Period shall be a Standard Term Period. The Auction Agent shall promptly deliver such notice to the Broker-Dealers, but in no event later than 3:00 P.M. on the date of such notice.

                           (iii) If the Fund fails to deliver either such notice
with respect to any designation of any proposed Alternate Term Period to the Auction Agent by 3:00 P.M., New York City time, on the second Business Day next preceding the first day of such proposed Alternate Term Period, the Fund shall be deemed to have delivered a notice to the Auction Agent with respect to such Dividend Period to the effect that it has determined not to proceed with the designation of an Alternate Term Period, thereby resulting in a Standard Term Period.

         2.6 Notice of Auction Results. On each Auction Date for any series of ATP, the Auction Agent shall notify Broker-Dealers of the results of the Auction held on such date by telephone as set forth in paragraph (a) of the Settlement Procedures.

         2.7      Broker-Dealers.

                  (a) Not later than 12:00 Noon on each Auction Date for any series of ATP, the Fund shall pay to the Auction Agent an amount in cash equal to the aggregate fees payable to the Broker-Dealers for such series pursuant to
Section 2.8 of the Broker-Dealer Agreement for such series. The Auction Agent shall apply such moneys as set forth in Section 2.8 of each such Broker-Dealer Agreement.

                  (b) The Fund shall obtain the consent of the Auction Agent prior to selecting any Person to act as a Broker-Dealer, which consent shall not be unreasonably withheld.

                  (c) The Auction Agent shall terminate any Broker-Dealer Agreement as set forth therein if so directed by the Fund.

                  (d) Subject to the Auction Agent's having consented to the selection of the relevant Broker-Dealer pursuant to Section 2.8(b) hereof, the Auction Agent shall from time to time enter into such Broker-Dealer Agreements with one or more Broker-Dealers as the Fund shall request, and shall enter into such schedules to any such Broker-Dealer Agreements as the Fund shall request, which schedules, among other things, shall set forth the series of ATP to which such Broker-Dealer Agreement relates.

         2.8 Ownership of ATP. The Fund shall notify the Auction Agent if the Fund or any affiliate of the Fund acquires any shares of ATP of any series. Neither the Fund nor any affiliate of the Fund shall submit any Order in any Auction for ATP, except as set forth in the next sentence. Any Broker-Dealer that is an affiliate of the Fund may submit Orders in Auctions, but only if such orders are not for its own account. For purposes of this Section 2.8, a Broker-Dealer shall not be deemed to be an affiliate of the Fund solely because one or more of the directors or executive officers of such Broker-Dealer or of any Person controlled by, in control of or under common control with such Broker-Dealer is also a Director of the Fund. The Auction Agent shall have no duty or liability with respect to enforcement of this Section 2.8.

         2.9 Access to and Maintenance of Auction Records. The Auction Agent shall, upon the receipt of prior written notice from the Fund, afford to the Fund access at reasonable times during normal business hours to all books, records, documents and other information concerning the conduct and results of Auctions. The Auction Agent shall maintain records relating to an Auction for a period of six years after such Auction and such records shall, in reasonable detail, accurately and fairly reflect the actions taken by the Auction Agent hereunder.

         2.10 Dividend and Redemption Price Deposit. The Fund shall pay to the Auction Agent, not later than 12:00 noon, New York City time, (A) on the Business Day next preceding any Dividend Payment Date for any series of ATP, in funds available on such Dividend Payment Date in The City of New York, New York, the full amount of any dividends to be paid on such Dividend Payment Date on any share of such series, and (B) on the Business Day next preceding any redemption date for any series of ATP in funds available on such redemption date for such series in The City of New York, New York, the Redemption Price to be paid on such redemption date for the shares of any such series after notice of redemption is given as set forth in the ATP Provisions.

3. The Auction Agent as Dividend and Redemption Price Disbursing Agent. The Auction Agent, as dividend and redemption price disbursing agent, shall pay to the Holders of shares of ATP of any series (i) on each Dividend Payment Date for such series, dividends on the shares of ATP of such series, (ii) an any date fixed for redemption of shares of ATP of any series, the Redemption Price of any shares of such series called for redemption and (iii) any late charge related to any payment of dividends or Redemption Price, in each case after receipt of the necessary funds from the Fund with which to pay such dividends, Redemption Price or late charge. The amount of dividends for any Dividend Period for any series of ATP to be paid by the Auction Agent to the Holders of such shares of such series will be determined by the Fund as set forth in Section 2 of Part I of the ATP Provisions with respect to such series. The Redemption Price of any shares to be paid by the Auction Agent to the Holders will be determined by the Fund as set forth in Section 3 of Part I of the ATP Provisions with respect to such series. The Fund shall notify the Auction Agent in writing of a decision to redeem shares of any series of ATP at least five days prior to the date a notice of redemption is required to be mailed to the Holders of the shares to be redeemed by paragraph (b) of Section 3 of Part I of the ATP Provisions. Such notice by the Fund to the Auction Agent shall contain the information required by paragraph (b) of Section 3 of Part I of the ATP Provisions to be stated in the notice of redemption required to be mailed by the Auction Agent to such Holders.

4.       The Auction Agent as Transfer Agent and Registrar.

         4.1 Issue of Share Certificates. Upon the Date of original Issue of each series or ATP, one certificate representing all of the shares of each series issued on such date shall be issued by the Fund and, at the request of the Fund, registered in the name of Cede & Co. and countersigned by the Auction Agent.

         4.2 Registration of Transfer of Shares. Shares of each series of ATP shall be registered solely in the name of the Securities Depository or its nominee.

         4.3 Removal of Legend on Restricted Shares. All requests for removal of legends on shares of any series of ATP indicating restrictions on transfer shall be accompanied by an opinion of counsel stating that such legends may be removed and such shares freely transferred, such opinion to be delivered under cover of a letter from a Fund Officer authorizing the Auction Agent to remove the legend on the basis of said opinion.

         4.4 Lost Share Certificates. The Auction Agent shall issue and register replacement certificates for certificates represented to have been lost, stolen or destroyed upon the fulfillment of such requirements as shall be deemed appropriate by the Fund and the Auction Agent, subject at all times to provisions of law, the By-Laws of the Fund governing such matters and resolutions adopted by the Fund with respect to lost securities. The Auction Agent may issue new certificates in exchange for and upon the cancellation of mutilated certificates. Any request by the Fund to the Auction Agent to issue a replacement or new certificate pursuant to this Section 4.4 shall be deemed to be a representation and warranty by the Fund to the Auction Agent that such issuance will comply with such provisions of law and the By-Laws and resolutions of the Fund.

         4.5 Disposition of Canceled Certificates; Record Retention. The Auction Agent shall retain all share certificates which have been cancelled in transfer or exchange and all accompanying documentation in accordance with applicable rules and regulations of the Securities and Exchange Commission for two calendar years. Upon the expiration of this two-year period, the Auction Agent shall deliver to the Fund the cancelled certificates and accompanying documentation. The Fund also shall undertake to furnish to the Securities and Exchange Commission and to the Board of Governors of the Federal Reserve System, upon demand, at either the principal office or at any regional office, complete, correct and current hard copies of any and all such records. Thereafter such records shall not be destroyed by the Fund without the concurrence of the Auction Agent.

         4.6 Share Transfer Books. For so long as the Auction Agent, Bankers Trust Company, is acting as the transfer agent for any series of ATP pursuant to this Agreement, it shall maintain a share transfer book containing a list of the Holders of the shares of each series of ATP, the number of shares of each series held by such Holders and the address of each Holder. The Auction Agent shall record in such share transfer books any change of address of a Holder upon notice by such Holder. In case of any request or demand for the inspection of the share transfer books of the Fund or any other books in the possession of the Auction Agent, the Auction Agent will notify the Fund and secure instructions as to permitting or refusing such inspection. The Auction Agent reserves the right, however, to exhibit the share transfer books or other books to any Person in case it is advised by its counsel that its failure to do so would be unlawful.

         4.7 Return of Funds. Any funds deposited with the Auction Agent hereunder by the Fund for any reason, including but not limited to redemption of shares of ATP of any series, the remain unpaid after 90 days shall be repaid to the Fund upon the written request of the Fund, together with interest, if any, earned thereon.

5. Representations and Warranties of the Fund. The Fund represents and warrants to the Auction Agent that:

                  (a) The Fund has been duly organized and is validly existing as a corporation under the laws of the State of Maryland and has all necessary corporate power and authority to execute and deliver this Agreement and to authorize, create and issue the shares of each series of ATP;

                  (b) This Agreement has been duly and validly authorized, executed and delivered by the Fund and, assuming due authorization, execution and delivery by the Auction Agent, constitutes the legal, valid and binding obligation of the Fund subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium, receivership or similar laws, whether statutory or decisional, relating to or affecting creditors' rights and to general equitable principles (regardless of whether enforcement is sought in equity or at law);

                  (c) The form of the certificate evidencing the shares of ATP complies with all applicable laws of the State of Maryland;

                  (d) The shares of ATP, when issued, delivered and paid for on the Date of Original Issue as contemplated by the Underwriting Agreement, will have been duly authorized, validly issued, fully paid and nonassessable, except as provided under Maryland law;

                  (e) Assuming the Underwriter complies with its obligations under the Underwriting Agreement and that the purchasers of the ATP comply with their obligations in the Master Purchaser's Letters, no consent, authorization or order of, or filing or registration with, any court, governmental agency or official (except such as have been obtained and such as may be required under the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, or under the blue sky or state securities laws) is required in connection with the execution and delivery of this Agreement or the issuance of the shares of the ATP; and

                  (f) The issuance and sale of the ATP, the execution, delivery and performance of this Agreement, the compliance by the Fund with all provisions hereof, and the consummation of the transactions contemplated hereby or by the Underwriting Agreement or the Broker-Dealer Agreements, will not conflict with, constitute a breach of any of the terms or provisions of, or a default under, or result in the creation or imposition of any material lien, charge or encumbrance upon any of the assets of the Fund pursuant to the terms of any agreement, indenture or instrument to which the Fund is a party or by which the Fund is bound, or result in a violation of the Articles of Incorporation, ATP Provisions or By-Laws of the Fund or of any order, rule or regulation of any court or governmental agency having jurisdiction over the Fund or its property which conflict, breach, default, lien or violation, individually or in the aggregate, would have a material adverse effect on the business, financial position or results of operations of the Fund.

6. The Auction Agent.

         6.1      Duties and Responsibilities.

                  (a) The Auction Agent is acting solely as agent for the Fund hereunder and owes no fiduciary duties to any other Person by reason of this Agreement.

                  (b) The Auction Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and the Broker-Dealer Agreements, and no implied covenants or obligations shall be read into this Agreement against the Auction Agent.

                  (c) In the absence of bad faith or gross negligence on its part, the Auction Agent shall not be liable for any action taken, suffered, or omitted or for any effort of judgment made by it in the performance of its duties under this Agreement except that the Auction Agent shall be liable for any effort of judgment made in good faith if the Auction Agent shall have been grossly negligent in ascertaining the pertinent facts.

                  (d) Any funds deposited with the Auction Agent hereunder by the Fund for any reason, including the payment of dividends or the redemption of shares of ATP of any series, that remain with the Auction Agent after 90 days shall be repaid to the Fund as provided in Section 4.7 hereof.

         6.2      Rights of the Auction Agent.

                  (a) The Auction Agent may rely and shall be protected in acting or refraining from acting upon any communication authorized hereby and upon any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document believed by it to be genuine. The Auction Agent shall not be liable for acting upon any telephone communication authorized hereby which the Auction Agent believes in good faith to have been given by the Fund or by any Broker-Dealer. The

Auction Agent may record telephone communications with the Fund or with any Broker-Dealer.

                  (b) The Auction Agent may consult with counsel reasonably acceptable to the Fund and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

                  (d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys and shall not be responsible for any misconduct on the part of any agent or attorney appointed by it with due care hereunder except as set forth above in Section 6.1(c).

         6.3 Auction Agent's Disclaimer. The Auction Agent makes no representation as to the validity or adequacy of this Agreement (except as to the Auction Agent's duties hereunder and as to the due authorization, execution and delivery of this Agreement), the Broker-Dealer Agreements (except as to the Auction Agent's duties thereunder) or the shares of any series of ATP.

         6.4      Compensation, Expenses and Indemnification.

                  (a) The Fund shall pay the Auction Agent from time to time reasonable compensation for all services rendered by it under this Agreement and the Broker-Dealer Agreements in such amounts as may be agreed to by the Fund and the Auction Agent from time to time.

                  (b) The Fund shall reimburse the Auction Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Auction Agent in accordance with any provision of this Agreement and the Broker-Dealer Agreements (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any expense or disbursement attributable to its gross negligence or bad faith.

                  (c) The Fund shall indemnify the Auction Agent for and hold it harmless against, any loss, liability or expense incurred without gross negligence or bad faith on its part, arising out of or in connection with its agency under this Agreement and the Broker-Dealer Agreements, including the costs and expenses of defending itself against any claim or liability in connection with its exercise or performance of its duties hereunder and thereunder for which indemnification is provided by this subsection.

7.       Miscellaneous.

         7.1      Term of Agreement.

                  (a) The term of this Agreement is unlimited unless it shall be terminated as provided in this Section 7.1. The Fund may terminate this Agreement any time by so notifying the Auction Agent in writing, provided that the Fund has entered into an agreement in substantially the form of this Agreement with a successor auction agent. The Auction Agent may terminate this Agreement upon written notice to the Fund, such termination to be effective on the earlier of (i) the date specified in such notice which shall not be earlier than 90 days after the giving of such notice or (ii) the date on which a successor trust company is appointed by the Fund pursuant to an agreement containing substantially the same terms and conditions as this Agreement.

                  (b) Except as otherwise provided in this paragraph (b), the respective rights and duties of the Fund and the Auction Agent under this Agreement shall cease upon termination of this Agreement. The Fund's obligations under Section 6.4 hereof and its representations and warranties contained in
Section 5 hereof and the Auction Agent's obligations and liabilities under Sections 2.9 and 4.5 hereof shall survive the termination hereof. Upon termination of this Agreement, the Auction Agent shall, at the Fund's request, promptly deliver to the Fund copies of all books and records maintained by it in connection with its duties hereunder.

         7.2 Communications. Except for (a) communications authorized to be by telephone pursuant to this Agreement or the Auction Procedures and (b) communications in connection with Auctions (other than those expressly required to be in writing) and unless otherwise specified by the terms of this Agreement all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) given to such person at its address or telecopy number set forth below:

If to the Company, addressed:          The New America High Income Fund, Inc.
                                       10 Winthrop Square, Fifth Floor
                                       Boston, Massachusetts  02110

                                       Attention:  President

                                       Telephone No.:  (617) 350-8610
                                       Telecopier No.:  (617) 550-8619

                                       With a copy sent to:

                                       John R. LeClaire, P.C.
                                       Goodwin, Procter & Hoar LLP
                                       Exchange Place
                                       Boston, Massachusetts 02109

                                       Telephone No.:  (617) 570-1000
                                       Telecopier No.:  (617) 523-1231

If to the Auction Agent, addressed:    Bankers Trust Company
                                       Four Albany Street
                                       New York, New York  10006

                                       Attention:  Auction Rate Securities

                                       Telecopier No.: (212) 250-6215
                                       Telephone No.: (212) 250-6850

or to such other address as the party to whom the communication is addressed shall have previously communicated to the other party. Communications shall be given on behalf of the Fund by a Fund Officer and on behalf of the Auction Agent by an Authorized Officer. Communications shall be effective when received at the proper address.

         7.3 Entire Agreement. This Agreement contains the entire agreement among the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or inferred, between the parties. This Agreement supersedes terminates all prior agreements between the parties including without limitation the Auction Agent Agreement dated January 4, 1994.

         7.4 Benefits. Nothing herein, express or implied, shall give to any Person, other than the Fund, the Auction Agent and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim hereunder.

         7.5      Amendment; Waiver.

                  (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, cancelled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged. The Fund shall notify the auction Agent and each Broker-Dealer of any change in the Fund's Articles, prior to the effective date of any such change.

                  (b) Failure of either party hereto to exercise any right or remedy hereunder in the event of a breach hereof by the other party shall not constitute a waiver of any such rights or remedies with respect to any subsequent breach.

         7.6 Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors of each of the Fund and the Auction Agent.

         7.7 Severability. If any clause, provision or section hereof shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof.

         7.8 Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         7.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Auction Agent Agreement to be duly executed and delivered by their proper authorized officers as of the date first above written.

                                     THE NEW AMERICA HIGH INCOME FUND,INC.


                                     By: ________________________________
                                         Name:
                                         Title:



                                     BANKERS TRUST COMPANY


                                     By: _______________________________
                                         Name:
                                         Title:

                                                                       EXHIBIT A


                         FORM OF BROKER-DEALER AGREEMENT

         BROKER-DEALER AGREEMENT dated as of May __, 1997 between BANKERS TRUST COMPANY (the "Auction Agent"), a New York banking corporation (not in its individual capacity but solely as agent of The New America High Income Fund, Inc. (the "Fund") pursuant to authority granted it in the Auction Agent Agreement, and LEHMAN BROTHERS INC. (together with its successors and assigns, the "BD") .

         The Fund has currently issued two series of shares of Auction Term Preferred Stock, par value $1.00 per share, liquidation preference $50,000 per share, and proposes to designate a third series of shares of Auction Term Preferred Stock, par value $1.00 per share, liquidation preference $25,000 per share, pursuant to its Articles of Incorporation, as amended, and the Articles Supplementary establishing each such series. In the event that the Fund establishes one or more additional series of Auction Term Preferred Stock to which it desires that this Agreement be applicable, the Fund shall so notify the BD in writing. If the BD is willing to render such services on the terms provided for herein, it shall notify the Fund in writing, whereupon such series of Auction Term Preferred Stock (such series, together with the Auction Term Preferred Stock then subject to this Agreement, the "ATP") shall become subject to this Agreement.

         The Articles Supplementary will provide that, for each Dividend Period of any series of ATP then outstanding, the Applicable Rate for such series for such Dividend Period shall, under certain conditions, be the rate per annum that a bank or trust company appointed by the Fund advises results from implementation of the Auction Procedures for such series. The Board of Directors has adopted a resolution appointing Bankers Trust Company as Auction Agent for purposes of the Auction Procedures for each series of ATP

         The Auction Procedures contemplate the participation of one or more Broker-Dealers for each series of ATP.


         NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein the Auction Agent and BD agree as follows:

1.       Definitions and Rules of Construction.

         1.1 Terms Defined by Reference to Articles Supplementary. Capitalized terms not defined herein shall have the respective meanings specified in the Articles Supplementary.

         1.2 Terms Defined Herein. As used herein and in the Settlement Procedures, the following terms shall have the following meanings, unless the context otherwise requires:

                  (a) "Articles Supplementary" shall mean the Articles Supplementary authorizing the issuance of the relevant series of ATP filed by the Fund with the office of the secretary of the State of Maryland.

                  (b) "Auction" shall have the meaning specified in Section 2.1 hereof.

                  (c) "Auction Agent Agreement" shall mean any Auction Agent Agreement between the Fund and the Auction Agent relating to the ATP.

                  (d) "Auction Procedures" shall mean the auction procedures constituting Part II of the Articles Supplementary.

                  (e) "Authorized Officer" shall mean each Senior Vice President, Vice President, Assistant Vice President, Trust officer, Assistant Treasurer and Assistant Secretary of the Auction Agent assigned to its Corporate Trust and Agency Group and every other officer or employee of the Auction Agent designated as an "Authorized Officer" for purposes of this Agreement in a communication to the BD.

                  (f) "BD Officer" shall mean each officer or employee of BD designated as a "BD Officer" for purposes of this Agreement in a communication to the Auction Agent.

                  (g) "Broker-Dealer Agreement" shall mean this Agreement and any substantially similar agreement between the Auction Agent and a Broker-Dealer.

                  (h) "Existing Holder" shall have the meaning set forth in the Articles Supplementary, and for purposes of this Broker-Dealer Agreement and with respect to the Auction Procedures as referred to in this Agreement, shall also include, as the circumstances may require, a Person who is listed as the beneficial owner of ATP in the records of a Broker-Dealer.

                  (i) "Master Purchaser's Letter" means a letter substantially in the form of or containing provisions similar to those in the form attached hereto as Exhibit A, which is required to be executed by (1) each prospective purchaser of shares of ATP or (2) the Broker- Dealer through whom such shares will be held.

                  (j) "Potential Holder" shall have the meaning set forth in the Articles Supplementary, and for purposes of this Broker-Dealer Agreement and with respect to the Auction Procedures as referred to in this Agreement, shall also include, as the circumstances may require, any other Person, including any Existing Holder of shares of ATP, who may be interested in acquiring shares of ATP (or, in the case of an Existing Holder, additional shares of ATP).

                  (k) "Settlement Procedures" shall mean the Settlement Procedures attached hereto as Exhibit B.

         8.3 Rules of Construction. Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement:

                  (a) Words importing the singular number shall include the plural number and vice versa.

                  (b) The captions and headings herein are solely for the convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

                  (c) The words "hereof", "herein", "hereto", and other words of similar import refer to this agreement as a whole.

                  (d) All references herein to a particular time of day shall be to New York City time.

2.       The Auction.

         2.1 Purposes; Incorporation by Reference of Auction Procedures and Settlement Procedures.

                  (a) The provisions of the Auction Procedures will be followed by the Auction Agent for the purposes of determining the Applicable Rate for any Dividend Period of any series of ATP for which the Applicable Rate is to be determined by an Auction. Each periodic operation of such procedures is hereinafter referred to as an "Auction".

                  (b) All of the provisions contained in the Auction Procedures and the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part hereof to the same extent as if such provisions were fully set forth herein.

                  (c) Before any series of the ATP becomes subject to this Broker-Dealer Agreement, the BD shall have delivered a Master Purchaser's Letter executed by the BD. The BD agrees to act as, and assumes the obligations of, and limitations and restrictions placed upon, a Broker-Dealer under this Agreement for each series of ATP. The BD shall act as the exclusive Broker-Dealer for the Fund until the later of (i) January 30, 1998 and (ii) such date on which the Fund appoints one or more additional Broker-Dealers. The BD understands that, subject to the preceding sentence, other Persons meeting the requirements specified in the definition of "Broker-Dealer" contained in the Auction Procedures may execute Broker-Dealer Agreements and Master Purchaser's Letters and participate as Broker-Dealers in Auctions.

         2.2      Preparation of Each Auction.

                  (a) Not later than 9:30 A.M. on each Auction Date for the ATP, the Auction Agent shall advise the Broker-Dealers for such series by telephone of the Maximum

Applicable Rate therefor and the AA Composite Commercial Paper Rate(s) and the Treasury Index Rate(s), as the case may be, used in determining the Maximum Applicable Rate.

                  (b) In the event that any Auction Date for the ATP shall be changed after the Auction Agent has given the notice referred to in clause (vi) of paragraph (a) of the Settlement Procedures, or after the notice referred to in Section 2.5(a) hereof, if applicable, the Auction Agent, by such means as the Auction Agent deems practicable shall give notice of such change to the BD not later than the earlier of 9:15 A.M. on the new Auction Date or 9:15 A.M. on the old Auction Date. Thereafter, the BD shall notify customers of the BD who the BD believes are Existing Holders of shares of ATP of such change in the Auction Date.

                  (c) The Auction Agent from time to time may request the Broker-Dealers to provide the Auction Agent with a list of their respective customers that such Broker-Dealers believe are Existing Holders of shares of ATP. BD shall comply with any such request, and the Auction Agent shall keep confidential any such information so provided by BD and shall not disclose any information so provided by BD to any Person other than the Fund and BD.

                  (d) The Auction Agent is not required to accept the Master Purchaser's Letter of any Potential Holder who wishes to submit an Order for the first time in an Auction or of any Potential Holder or Existing Holder who wishes to amend its Master Purchaser's Letter unless such letter or amendment is received by the Auction Agent by 3:00 P.M. on the Business Day preceding such Auction.

         2.3      Auction Schedule; Method of Submission of Order.

                  (a) The Fund and the Auction Agent shall conduct Auctions for ATP in accordance with the schedule set forth below. Such schedule may be changed by the Auction Agent with the consent of the Fund, which consent shall not be unreasonably withheld or delayed. The Auction Agent shall give written notice of any such change to each Broker-Dealer. Such notice shall be given prior to the close of business on the Business Day preceding the first Auction Date on which such change shall be effective.

   Time                                      Event
   ----                                      -----
By 9:30 A.M.                   Auction Agent advises Fund and the
                               Broker-Dealers of the Maximum Applicable Rate and the AA Composite Commercial Paper Rate(s) and the Treasury Index Rate(s), as the case may be, used in determining such Maximum Applicable
                               Rate as set forth in Section 2.2(a) hereof, with respect to the relevant series of ATP.

9:30 A.M. - 1:00 P.M.          Auction Agent assembles information
                               communicated to it by Broker-Dealers as provided in Section 4(a) of the Auction Procedures.
                               Submission Deadline is 1:00 P.M.

Not earlier than 1:00 P.M.     Auction Agent makes
                               determination pursuant to
                               Section 5(a) of the Auction
                               Procedures.

By approximately 3:00 P.M.     Auction Agent advises the Fund of results of
                               Auction as provided in Section 5(b) of the Auction Procedures. Submitted Orders are accepted and rejected and shares of ATP of the respective series allocated as provided in
                               Section 6 of the Auction Procedures.  Auction
                               Agent gives notice of Auction results as set forth in Section 2.4(a) hereof.

                  (b) BD agrees to maintain a list of Potential Holders and to contact the Potential Holders on such list whom the BD believes may be interested in participating in the Auction on such Auction Date on or prior to such Auction Date for the purposes set forth in the Auction Procedures. To the extent required under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, BD shall deliver a Prospectus to each such Potential Holder. BD agrees, upon the request of a Potential Holder, to deliver to such Potential Holder either (i) a Prospectus with such legends or stamps regarding non-reliance by Potential Holders of certain information therein (other than with respect to information concerning the ATP and Settlement and Auction Procedures) as BD deems appropriate or (ii) the Fund's summary description of the ATP and the Settlement Procedure and Auction Procedures.

                  (c) BD shall submit Orders to the Auction Agent in writing substantially in the form attached hereto as Exhibit C. BD shall submit a separate Order to the Auction Agent for each Potential Holder or Existing Holder on whose behalf BD is submitting an Order and shall not net or aggregate the Orders of different Potential Holders or Existing Holders on whose behalf BD is submitting Orders.

                  (d) BD shall deliver to the Auction Agent (i) a written notice, substantially in the form attached hereto as Exhibit D, of transfers of shares of ATP made by or through BD by an Existing Holder to another Person other than pursuant to an Auction and shall deliver or cause to be delivered the related Master Purchaser's Letter executed by such Person if such Person will be listed as the holder of such shares on the books of the Auction Agent and such Person has not previously so delivered a Master Purchaser's Letter and (ii) a written notice, substantially in the form attached hereto as Exhibit E, of the failure of any shares of ATP to be transferred to or by any Person that purchased or sold shares of ATP through BD pursuant to an Auction if such Person's shares were to be or were listed in the Person's name on the books of the Auction Agent. The Auction Agent is not required to accept any such notice for an Auction unless it is received by the Auction Agent by 3:00 p.m.
on the Business Day preceding such Auction.

                  (e) BD and other Broker-Dealers which have delivered duly executed Master Purchaser's Letters may submit Orders in Auctions for their own accounts unless the Fund shall have notified BD and all other Broker-Dealers that they may no longer do so, in which case Broker-Dealers may continue to submit Hold Orders and Sell Orders for their own accounts.

                  (f) BD agrees to handle its customers' Orders in accordance with its duties under applicable securities laws and rules.

                  (g) To the extent that pursuant to Section 6 of the Auction Procedures, BD continues to hold, sells, or purchases a number of shares that is fewer than the number of shares in an Order submitted by BD to the Auction Agent on behalf of Existing or Potential Holders whose shares are or will be held in BD's name, BD shall make appropriate pro rata allocations among such Existing or Potential Holders. If as a result of such allocations, any Potential Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of ATP on any Auction Date, BD shall, in such manner as it shall determine in its sole discretion, round up or down the number of shares of ATP to be purchased or sold on such Auction Date by any Existing Holder or Potential Holder on whose behalf BD submitted an Order so that the number of shares so purchased or sold by each such Existing Holder or Potential Holder on such Auction Date shall be whole shares of ATP.

         2.4      Notices of Auction Results.

                  (a) On each Auction Date for ATP, the Auction Agent shall notify BD by telephone of he results of the Auction as set forth in paragraph
(a) of the Settlement Procedures. As soon as reasonably practicable, the Auction Agent shall confirm to BD in writing the disposition of all Orders submitted by BD in such Auction.

                  (b) BD shall notify each Existing Holder or Potential Holder on whose behalf BD has submitted an Order as set forth in paragraph (a) of the Settlement Procedures and take such other action as is required of BD pursuant to the Settlement Procedures.

         2.5      Designation of Alternate Term Period.

                  (a) If the Fund delivers to the Auction Agent a notice of the Auction Date for any series of ATP for a Dividend Period thereof that next succeeds a Dividend Period that is not a Standard Term Period in the form of Exhibit E to the Auction Agent Agreement, the Auction Agent shall deliver such notice to BD as promptly as practicable after its receipt of such notice from the Fund.

                  (b) If the Board of Directors proposes to designate any succeeding Dividend Period of any series of ATP as an Alternate Term Period and the Fund delivers to the Auction Agent a notice of such proposed Alternate Term Period in the form of Exhibit F to the Auction Agent Agreement, the Auction Agent shall deliver such notice to BD as promptly as practicable after its receipt of such notice from the Fund.

                  (c) If the Board of Directors determines to designate such succeeding Dividend Period as an Alternate Term Period and the Fund delivers to the Auction Agent a notice of such Period in the form of Exhibit G to the Auction Agent Agreement not later than 3:00 p.m. on the second Business Day next preceding the first day of such proposed Alternate Term Period, the Auction Agent shall deliver such notice to BD not later than 3:00 p.m. on such Business Day.

                  (d) If the Fund shall deliver to the Auction Agent a notice not later than 3:00 p.m. on the second Business Day next preceding the first day of any Dividend Period stating that the Fund has determined not to exercise its option to designate such succeeding Dividend Period as an Alternate Term Period, in the form of Exhibit H to the Auction Agent Agreement, or shall fail to timely deliver either such notice or a notice in the form of Exhibit G to the Auction Agent Agreement, the Auction Agent shall deliver a notice in the form of Exhibit H to the Auction Agent Agreement to BD not later than 3:00 p.m. on such Business Day.

         2.6      Service Charge to be Paid to BD.

                  On the Business Day next succeeding each Auction Date for any series of ATP, the Auction Agent shall pay to BD from moneys received from the Fund an amount equal to (a)(i) in the case of any Auction Date for any series of ATP immediately preceding a Dividend Period of such series consisting of less than one year, 1/4 of 1% unless otherwise advised by the Fund in writing or (ii) in the case of any Auction Date immediately preceding a Dividend Period of such series consisting of one year or more, a percentage agreed upon in writing by the Fund and the Broker-Dealers times (b) a fraction, the numerator of which is the number of days in the Dividend Period for such series beginning on such Business Day and the denominator of which is 360, times (c) the liquidation preference per share for such series times (d) the aggregate number of Outstanding shares of such series placed by BD in such Auction (for this purpose shares will be deemed placed by BD if such shares were (i) the subject of Hold Orders deemed to have been made by Existing Holders and were acquired by such Existing Holders through BD or (ii) the subject of an Order submitted by BD that is (A) a Submitted Order of an Existing Holder that resulted in such Existing Holder continuing to hold such shares as a result of the Auction or (B) a Submitted Order of a Potential Holder that resulted in such Potential Holder purchasing such shares as a result of the Auction or (C) a valid Hold Order; provided that in the event an Auction scheduled to occur on an Auction Date fails to occur for any reason while the ATP remains Outstanding, BD will be entitled to service charges as if the Auction had occurred and all Holders of shares placed by them submitted valid Hold Orders).

         For purposes of subclause (d)(i) of the foregoing paragraph, if any Existing Holder who acquired shares of any series of ATP through BD transfers those shares to another Person other than pursuant to an Auction, then such Existing Holder shall be deemed to have acquired such shares through BD unless the transfer was affected by, or transferee is, a Broker-Dealer other than BD.

         2.7      Settlement.

                  (a) If any Existing Holder on whose behalf the BD submitted a Hold/Sell Order that was accepted as a Sell Order or a Sell Order that was accepted, in either case, in whole or in part, fails to instruct its Agent Member to deliver the shares of ATP with respect to which such Order was accepted against payment therefor, the BD shall instruct such Agent Member to deliver such shares against payment therefor. If (i) any Existing Holder on whose behalf a Broker-Dealer other than the BD has submitted a Hold/Sell Order that was accepted as a Sell Order or a Sell Order that was accepted, in either case, in whole or in part, fails to instruct its Agent Member to so deliver the shares of ATP with respect to which such Order was accepted against payment therefor, (ii) such other Broker-Dealer fails to instruct such Existing Holder's Agent Member to deliver such shares and (iii) such Existing Holder is identified to BD by the Auction Agent as provided in Section (a) (v) of the Settlement Procedures as an Existing Holder from whom a Potential Holder on whose behalf BD submitted a Buy Order is to purchase such shares, BD may deliver to such Potential Holder a number of shares of ATP that is less than the number of shares of ATP to be purchased by such Potential Holder by the number of shares to be purchased from such Existing Holder. Notwithstanding the foregoing terms of this Section 2.7, any delivery or non-delivery of shares of ATP which represents any departure from the results of an Auction for such series, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the terms of Section 2.3(d)(ii) hereof. The Auction Agent shall have no duty or liability with respect to enforcement of this Section 2.7.

                  (b) Neither the Auction Agent nor the Fund shall have any responsibility of liability with respect to the failure of an Existing Holder or a Potential Holder or its Agent Member to deliver shares of ATP of any series or to pay for shares of ATP of any series sold or purchased pursuant to the Auction Procedures or otherwise.

3.      The Auction Agent.

         3.1     Duties and Responsibilities.

                  (a) The Auction Agent is acting solely as agent for the Fund hereunder and owes no fiduciary duties to any other Person, other than the Fund by reason of this Agreement.

                  (b) The Auction Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Auction Agent.

                  (c) In the absence of bad faith or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties under this Agreement. The Auction Agent shall not be liable for any error or judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining the pertinent facts.

         3.2     Rights of the Auction Agent.

                  (a) The Auction Agent may rely and shall be protected in acting or refraining from acting upon any communication authorized hereby and upon any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document believed in good faith by it to be genuine. The Auction Agent shall not be liable for acting upon any telephone communication authorized by this Agreement which the Auction Agent believes in good faith to have been given by the Fund or by a Broker-Dealer. The Auction Agent may record telephone communications with the Broker-Dealers.

                  (b) The Auction Agent may consult with counsel of its choice and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

         3.3 Auction Agent's Disclaimer. The Auction Agent makes no representation as to the validity of adequacy of this Agreement, the Auction Agent Agreement or the shares of ATP of any series.

4.      Miscellaneous.

         4.1 Termination. Either party may terminate this Agreement at any time on five (5) days notice to the other party, provided that neither BD nor the Auction Agent may terminate this Agreement without first obtaining prior written consent of the Fund to such termination, which consent shall not be unreasonably withheld. This Agreement shall automatically terminate upon the termination of the Auction Agent Agreement.

         4.2 Participant in Securities Depository. BD is, and shall remain for the term of this Agreement, a member of, or participant in, the Securities Depository (or an affiliate of such a member participant).

         4.3 Communications. Except (i) communications authorized to be by telephone by this Agreement or the Auction Procedures and (ii) communications in connection with Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given to such party, addressed to it, at its addressed or telecopy number set forth below:

         If to BD, addressed:            Lehman Brothers Inc.
                                         3 World Financial Center
                                         200 Vesey Street 9th floor
                                         New York, NY  10285-0900

         If to the Auction Agent,
         addressed:                      Bankers Trust Company
                                         Four Albany Street
                                         New York, New York  10006
                                         Attention:  Auction Rate/Remarketed
                                         Securities

                                         Telecopier No.:  (212) 250-6688
                                         Telephone No.:  (212) 250-6850

or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the other parties. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of BD by a BD Officer and on behalf of the Auction Agent by an Authorized Officer. BD may record telephone communications with the Auction Agent.

         4.4 Entire Agreement. This Agreement contains the entire agreement among the parties hereto relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or implied, among the parties hereto relating to the subject matter hereof. This Agreement supersedes and terminates all prior Broker-Dealer Agreements between the parties.

         4.5 Benefits. Nothing in this Agreement, express or implied, shall give to any person, other than the Fund, the Auction Agent, BD and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim hereunder.

         4.6     Amendment; Waiver.

                  (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged.

                  (b) Failure of any party hereto to exercise any right or remedy hereunder in the event of a breach hereof by any other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

         4.7 Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and assigns of each of the Auction Agent and BD. This Agreement may not be assigned by either party hereto absent the prior written consent of the other party; provided, however, that this Agreement may be assigned by the Auction Agent to a successor Auction Agent selected by the Fund without the consent of BD.

         4.8 Severability. If any clause, provision or section hereof shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections thereof.

         4.9 Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         4.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                    BANKERS TRUST COMPANY


                                    By: _____________________________
                                        Name:
                                        Title:



                                    LEHMAN BROTHERS INC.


                                    By: _____________________________
                                        Name:
                                        Title:

                                                                       EXHIBIT A
                            MASTER PURCHASER'S LETTER
                                   Relating to
                       Securities Involving Rate Settings
                        Through Auctions or Remarketings

THE COMPANY
A REMARKETING AGENT
THE AUCTION AGENT
A BROKER-DEALER
AN AGENT MEMBER
OTHER PERSONS

Dear Sirs:

         1. This letter is designed to apply to publicly or privately offered debt or equity securities ("Securities") of any issuer ("Company") which are described in any final prospectus or other offering materials relating to such Securities as the same may be amended or supplemented (collectively, with respect to the particular Securities concerned, the "Prospectus") and which involve periodic rate settings through auctions ("Auctions") or procedures ("Remarketings"). This letter shall be for the benefit of any Company and of any auction agent, paying agent (collectively, "auction agent"), remarketing agent, broker-dealer, agent member, securities depository or other interested person in connection with any Securities and related Auctions or Remarketings (it being understood that such persons may be required to execute specified agreements and nothing herein shall alter such requirements). The terminology used herein is intended to be general in its application and not to exclude any Securities in respect of which (in the Prospectus or otherwise) alternative terminology is used.

         2. We may from time to time offer to purchase, purchase, offer to sell and/or sell Securities of any Company as described in the Prospectus relating thereto. We agree that this letter shall apply to all such purchases, sales and offers and to Securities owned by us. We understand that the dividend/interest rate on Securities may be based from time to time on the results of Auctions or Remarketings as set forth in the Prospectus.

         3. We agree that any bid or sell order placed by us in an Auction or a Remarketing shall constitute an irrevocable offer (except as otherwise described in the Prospectus) by us to purchase or sell Securities subject to such bid or sell order, or such lesser amount of Securities as we shall be required to sell or purchase as a result of such Auction or Remarketing, at the applicable price, all as set forth in the Prospectus, and that if we fail to place a bid or sell order with respect to Securities owned by us with a broker-dealer on any Auction or Date, or a broker-dealer to which we communicate a bid or sell order fails to submit such bid or sell order to the auction agent or remarketing agent concerned, we shall be deemed to have placed a hold or a sell order with respect to such Securities as described in the Prospectus. We authorize any broker-dealer that submits a bid or sell order as our agent in Auctions or Remarketings to execute contracts for the sale of Securities by such bid or sell order. We recognize that the payment of such broker-dealer for Securities purchased on our behalf shall not relieve us of any liability to such broker-dealer for payment for such Securities.

         4. We understand that in a Remarketing, the dividend or interest rate or rates on the Securities and the allocation of Securities tendered for sale between dividend or interest periods of different lengths will be based from time to time on the determinations of one or more remarketing agent(s), and we agree to be conclusively bound by such determinations. We further agree to the payment of different dividend or interest rates to different holders of Securities depending on the length of the dividend or interest period elected by such holders. We agree that any notice given by us to a remarketing agent (or a broker-dealer for transmission to a remarketing agent) of our desire to tender Securities in a Remarketing shall constitute an irrevocable (except to the limited extent set forth in the Prospectus) offer by us to sell the securities specified in such Notice, or such lesser number of Securities as we shall be required to sell as a result of such Remarketing, in accordance with the terms set forth in the Prospectus, and we authorize the remarketing agent to sell, transfer or otherwise dispose of such Securities as set forth in the Prospectus.

         5. We agree that, during the applicable period as described in the Prospectus, dispositions of Securities can be made only in the denominations set forth in the Prospectus and we will sell, transfer or otherwise dispose of any Securities held by us from time to time only pursuant to a bid or sell order placed in an Auction, in a Remarketing, to or through a broker-dealer or, when permitted in the Prospectus, to a person that has signed and delivered to the applicable auction agent or a remarketing agent a letter substantially in the form of this letter (or other applicable purchaser's letter), provided that in the case of all transfers other than pursuant to Auctions or Remarketings we or our broker-dealer or our agent member shall advise such auction agent or a remarketing agent of such transfer. We understand that a restrictive legend will be placed on certificates representing the Securities and stop-transfer instructions will be issued to the transfer agent and/or registrar, all as set forth in the Prospectus.

         6. We agree that, during the applicable period as described in the Prospectus, ownership of Securities shall be represented by one or more global certificates registered in the name of the applicable securities depository or its nominee, that we will not be entitled to receive any certificate representing the Securities and that our ownership of any Securities will be maintained in book-entry form by the securities depository for the account of our agent member, which in turn will maintain records of our beneficial ownership. We authorize and instruct our agent member to disclose to the applicable auction agent or remarketing agent such information concerning our beneficial ownership of Securities as such auction agent or remarketing agent shall request.

         7. We acknowledge that partial deliveries of Securities purchased in Auctions or Remarketings may be made to us and such deliveries shall constitute good delivery as set forth in the Prospectus.

         8. This letter is not a commitment by us to purchase any Securities.

         9. This letter supersedes any prior-dated version of this master purchaser's letter, and supplements any prior to post-dated purchaser's letter specific to any particular Securities, and this letter may only be revoked by a signed writing delivered to the original recipients hereof.

         10. The descriptions of Auction or Remarketing procedures set forth in each applicable Prospectus are incorporated by reference herein and in case of any conflict between this letter, any purchaser's letter specific to particular Securities and any such description, such description shall control.

         11. Any xerographic or other copy of this letter shall be deemed of equal effect as a signed original.

         12. Our agent member of The Depository Trust company currently is
__________.

         13. Our personnel authorized to place orders with broker-dealers for the purposes set forth in the Prospectus in Auctions or Remarketings currently is/are __________, telephone number (___) ________.

         14. Our taxpayer identification number is __________.

         15. In the case of each offer to purchase, purchase, offer to sell or sale by us of Securities not registered under the Securities Act of 1933, as amended (the "Act"), we represent and agree as follows:

                  (a) We understand and expressly acknowledge that the Securities have not been and will not be registered under the Act and, accordingly, that the Securities may not be reoffered, resold or otherwise pledged, hypothecated or transferred unless an applicable exemption from the registration requirements of the Act is available.

                  (b) We hereby confirm that any purchase of Securities made by us will be for our own account, or for the account of one or more parties for which we are acting as trustee or agent with complete investment discretion and with authority to bind such parties, and not with a view to any public resale or distribution thereof. We and each other party for which we are acting which will acquire Securities will be "accredited investors" within the meaning of Regulation D under the Act with respect to the Securities to be purchased by us or such party, as the case may be, will have previously invested in similar types of instructions and will be able and prepared to bear the economic risk of investing in and holding such Securities.

                  (c) We acknowledge that prior to purchasing any Securities we shall have received a Prospectus (or private placement memorandum) with respect thereto and acknowledge that we will have had access to such financial and other information, and have been afforded the opportunity to ask such questions or representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase Securities.

                  (d) We recognize that the Company and broker-dealers will rely upon the truth and accuracy of the foregoing investment representations and agreements, and we agree that each of our purchases of Securities now or in the future shall be deemed to constitute our concurrence in all of the foregoing which shall be binding on us and each party for which we are acting as set forth in Subparagraph B above.

Dated: ___________________________       ______________________________
                                         (Name of Purchaser)

Mailing Address of Purchaser

__________________________________       By: __________________________
                                             Printed Name:
                                             Title:
__________________________________


__________________________________

                                                                       EXHIBIT B


                              SETTLEMENT PROCEDURES


         Capitalized terms used herein shall have the respective meanings specified in the Articles Supplementary or herein, as the case may be.

         (a) On each Auction Date for any series of ATP, the Auction Agent shall notify by telephone or telecopy the Broker-Dealers that participated in the Auction held for such series on such Auction Date and submitted an Order on behalf of any Existing Holder or Potential Holder of:

                   (i) the Applicable Rate fixed for the subsequent Dividend Period and the Dividend Payment Date therefor;

                   (ii) whether Sufficient Clearing Orders existed for the determination of the Applicable Rate;

                  (iii) if such Broker-Dealer submitted a Hold/Sell Order or a Sell Order for such series on behalf of an Existing Holder, whether such Hold/Sell Order or Sell Order was accepted or rejected, in whole or in part, and the number of shares, if any, of such series of ATP then outstanding to be sold by such Existing Holder;

                  (iv) if such Broker-Dealer submitted a Buy Order on behalf of a Potential Holder, whether such Buy Order was accepted or rejected, in whole or in part, and the number of shares, if any, of such series of ATP to be purchased by such Potential Holder;

                  (v) if the aggregate number of shares of such series of ATP to be sold by all Existing Holders on whose behalf such Broker-Dealer submitted Hold/Sell Orders or Sell Orders for such series is different than the aggregate number of shares of such series of ATP to be purchased by all Potential Holders on whose behalf such Broker-Dealer submitted Buy Orders, the name or names of one or more other Broker-Dealers (and the name of the Agent Member, if any, of each such other Broker-Dealer) and the number of shares of such series of ATP to be (x) purchased from one or more Existing Holders on whose behalf such other Broker-Dealer submitted Hold/Sell Orders or Sell Orders for such series, or (y) sold to one or more Potential Holders on whose behalf such other Broker-Dealers submitted Buy Orders for such series; and

                   (vi) the scheduled Auction Date of the next succeeding Auction with respect to such series of ATP.

         (b) On each Auction Date for any series of ATP, each Broker-Dealer that submitted an Order for such series on behalf of any Existing Holder or Potential Holder shall:

                  (i) as soon as practicable, advise each Existing Holder and Potential Holder on whose behalf such Broker-Dealer submitted a Buy Order, Hold/Sell Order or Sell Order for such series whether such Buy Order, Hold/Sell Order or Sell Order was accepted or rejected, in whole or in part;

                  (ii) instruct each Potential Holder on whose behalf such Broker-Dealer submitted a Buy Order for such series that was accepted, in whole or in part, to instruct such Potential Holder's Agent Member to pay to such Broker-Dealer (or its Agent Member) through the Securities Depository the amount necessary to purchase the number of shares of such series of ATP to be purchased pursuant to such Buy Order against receipt of such shares;

                  (iii) instruct each Existing Holder on whose behalf such Broker-Dealer submitted a Hold/Sell Order for such series that was accepted, in whole or in part, as a Sell Order or a Sell Order for such series that was accepted, in whole or in part, to instruct such Existing Holder's Agent Member to deliver to such Broker-Dealer (or its Agent Member) through the Securities Depository the number of shares of such series of ATP to be sold pursuant to such Order against payment therefor;

                  (iv) advise each Existing Holder on whose behalf such Broker-Dealer submitted an Order for such series that will continue to hold shares of ATP of such series and each Potential Holder on whose behalf such Broker-Dealer submitted a Buy Order for such series that was accepted, in whole or in part, of the Applicable Rate for such series for the next succeeding Dividend Period for such series;

                  (v) advise each Existing Holder on whose behalf such Broker-Dealer submitted an Order for such series of the Auction Date of the next succeeding Auction for such series; and

                  (vi) advise each Potential Holder on whose behalf such Broker-Dealer submitted a Buy Order for such series that was accepted, in whole or in part, of the Auction Date of the next succeeding Auction for such series.

         (c) On the basis of the information provided to it pursuant to (a) above, each Broker-Dealer that submitted a Buy Order, a Hold/Sell Order or a Sell Order for any series of ATP shall allocate any funds received by it in respect of such series pursuant to (b)(ii) above, and any shares of such series of ATP received by it pursuant to (b)(iii) above, among the Potential Holders, if any, on whose behalf such Broker-Dealer submitted Buy Orders for such series, the Existing Holders, if any, on whose behalf such Broker-Dealer submitted Buy Orders, Hold/Sell Orders or Sell Orders for such series, and any Broker-Dealers identified to it by the Auction Agent pursuant to (a)(v) above.

         (d) On the Business Day after the Auction Date, the Securities Depository shall execute the transactions described above, debiting and crediting the accounts of the respective Agent Members as necessary to effect the purchases and sales of shares of any series of ATP as determined in the Auction for such series.

                                                                       EXHIBIT C


                   (Submit only one Order on this Order Form)

                     THE NEW AMERICA HIGH INCOME FUND, INC.

                AUCTION TERM PREFERRED STOCK, SERIES ____ ("ATP")


ORDER FORM

To:      ___________________                                    Date of Auction

         ___________________

         ___________________

         New York, New York

         The undersigned Broker-Dealer submits the following Order covering the number of shares indicated (complete only one blank):

         __________ shares now held by Bidder (an Existing Holder), and the Order is a (check one):

         ____     Hold Order; or

         ____     Hold/Sell Order at a rate of ________%; or

         ____     Sell Order;

                                      -or-

         ____ shares not now held by Bidder (a Potential Holder), and the Order is a Buy Order at a rate of _____%.

Notes:

         (1) If submitting more than one Order for one Bidder, use additional Order forms.

         (2) If one or more Orders covering in the aggregate more than the number of outstanding shares of ATP held by an Existing Holder are submitted, such Orders shall be considered valid in the order of priority set forth in the Auction Procedures.

                                                                       EXHIBIT D


                       (To be used only for transfers made
                       other than pursuant to in Auction)

                     THE NEW AMERICAN HIGH INCOME FUND, INC.

                          AUCTION TERM PREFERRED STOCK,

                        SERIES ____ ("ATP") TRANSFER FORM


         We are (check one):

         ____     The Existing Holder named below;

         ____     The Broker-Dealer for such Existing Holding; or

         ____     The Agent Member for such Existing Holder.

         We hereby notify you that such Existing Holder has transferred _______ shares of the above series of ATP to ______________.


                                ________________________________
                                (Name of Existing Holder)


                                ________________________________
                                (Name of Broker-Dealer


                                ________________________________
                                (Name of Agent Member)


                                By: ____________________________
                                    Printed Name:
                                    Title:

                                                                       EXHIBIT E


                        (To be used only for failures to
                    deliver shares of Auction Term Preferred
                       Stock sold pursuant to an Auction)


                     THE NEW AMERICA HIGH INCOME FUND, INC.

                AUCTION TERM PREFERRED STOCK, SERIES ____ ("ATP")

                         NOTICE OF A FAILURE TO DELIVER


Complete either I or II

         I. We are a Broker-Dealer for ___________ (the "Purchaser"), which purchased ____ shares of the above series of ATP in the Auction held on _________ from the seller of such shares. We hereby notify you that the Seller failed to deliver such shares of Auction Term Preferred Stock to the Purchaser.

         II. We are a Broker-Dealer for ___________ (the "Seller"), which sold _____ shares of the above series of ATP in the Auction held on________ to the purchaser of such shares. We hereby notify you that the Purchaser failed to make payment to the Seller upon delivery of such shares of Auction Term Preferred Stock.


                                      Name: ______________________________
                                            (Name of Broker-Dealer)


                                      By:   ______________________________
                                            Printed Name:
                                            Title:

                                                                       EXHIBIT B


                        FORM OF MASTER PURCHASER'S LETTER


                            MASTER PURCHASER'S LETTER
                                   Relating to
                       Securities Involving Rate Settings
                        Through Auctions or Remarketings

THE COMPANY
A REMARKETING AGENT
THE AUCTION AGENT
A BROKER-DEALER
AN AGENT MEMBER
OTHER PERSONS

Dear Sirs:

         1. This letter is designed to apply to publicly or privately offered debt or equity securities ("Securities") of any issuer ("Company") which are described in any final prospectus or other offering materials relating to such Securities as the same may be amended or supplemented (collectively, with respect to the particular Securities concerned, the "Prospectus") and which involve periodic rate settings through auctions ("Auctions") or procedures ("Remarketings"). This letter shall be for the benefit of any Company and of any auction agent, paying agent (collectively, "auction agent"), remarketing agent, broker-dealer, agent member, securities depository or other interested person in connection with any Securities and related Auctions or Remarketings (it being understood that such persons may be required to execute specified agreements and nothing herein shall alter such requirements). The terminology used herein is intended to be general in its application and not to exclude any Securities in respect of which (in the Prospectus or otherwise) alternative terminology is used.

         2. We may from time to time offer to purchase, purchase, offer to sell and/or sell Securities of any Company as described in the Prospectus relating thereto. We agree that this letter shall apply to all such purchases, sales and offers and to Securities owned by us. We understand that the dividend/interest rate on Securities may be based from time to time on the results of Auctions or Remarketings as set forth in the Prospectus.

         3. We agree that any bid or sell order placed by us in an Auction or a Remarketing shall constitute an irrevocable offer (except as otherwise described in the Prospectus) by us to purchase or sell Securities subject to such bid or sell order, or such lesser amount of Securities as we shall be required to sell or purchase as a result of such Auction or Remarketing, at the applicable price, all as set forth in the Prospectus, and that if we fail to place a bid or sell order with respect to Securities owned by us with a broker-dealer on any Auction or Date, or a broker-dealer to which we communicate a bid or sell order fails to submit such bid or sell order to the auction agent or remarketing agent concerned, we shall be deemed to have placed a hold or a sell order with respect to such Securities as described in the Prospectus. We authorize any broker-dealer that submits a bid or sell order as our agent in Auctions or Remarketings to execute contracts for the sale of Securities by such bid or sell order. We recognize that the payment of such broker-dealer for Securities purchased on our behalf shall not relieve us of any liability to such broker-dealer for payment for such Securities.

         4. We understand that in a Remarketing, the dividend or interest rate or rates on the Securities and the allocation of Securities tendered for sale between dividend or interest periods of different lengths will be based from time to time on the determinations of one or more remarketing agent(s), and we agree to be conclusively bound by such determinations. We further agree to the payment of different dividend or interest rates to different holders of Securities depending on the length of the dividend or interest period elected by such holders. We agree that any notice given by us to a remarketing agent (or a broker-dealer for transmission to a remarketing agent) of our desire to tender Securities in a Remarketing shall constitute an irrevocable (except to the limited extent set forth in the Prospectus) offer by us to sell the securities specified in such Notice, or such lesser number of Securities as we shall be required to sell as a result of such Remarketing, in accordance with the terms set forth in the Prospectus, and we authorize the remarketing agent to sell, transfer or otherwise dispose of such Securities as set forth in the Prospectus.

         5. We agree that, during the applicable period as described in the Prospectus, dispositions of Securities can be made only in the denominations set forth in the Prospectus and we will sell, transfer or otherwise dispose of any Securities held by us from time to time only pursuant to a bid or sell order placed in an Auction, in a Remarketing, to or through a broker-dealer or, when permitted in the Prospectus, to a person that has signed and delivered to the applicable auction agent or a remarketing agent a letter substantially in the form of this letter (or other applicable purchaser's letter), provided that in the case of all transfers other than pursuant to Auctions or Remarketings we or our broker-dealer or our agent member shall advise such auction agent or a remarketing agent of such transfer. We understand that a restrictive legend will be placed on certificates representing the Securities and stop-transfer instructions will be issued to the transfer agent and/or registrar, all as set forth in the Prospectus.

         6. We agree that, during the applicable period as described in the Prospectus, ownership of Securities shall be represented by one or more global certificates registered in the name of the applicable securities depository or its nominee, that we will not be entitled to receive any certificate representing the Securities and that our ownership of any Securities will be maintained in book-entry form by the securities depository for the account of our agent member, which in turn will maintain records of our beneficial ownership. We authorize and instruct our agent member to disclose to the applicable auction agent or remarketing agent such information concerning our beneficial ownership of Securities as such auction agent or remarketing agent shall request.

         7. We acknowledge that partial deliveries of Securities purchased in Auctions or Remarketings may be made to us and such deliveries shall constitute good delivery as set forth in the Prospectus.

         8. This letter is not a commitment by us to purchase any Securities.

         9. This letter supersedes any prior-dated version of this master purchaser's letter, and supplements any prior to post-dated purchaser's letter specific to any particular Securities, and this letter may only be revoked by a signed writing delivered to the original recipients hereof.

         10. The descriptions of Auction or Remarketing procedures set forth in each applicable Prospectus are incorporated by reference herein and in case of any conflict between this letter, any purchaser's letter specific to particular Securities and any such description, such description shall control.

         11. Any xerographic or other copy of this letter shall be deemed of equal effect as a signed original.

         12. Our agent member of The Depository Trust company currently is
__________.

         13. Our personnel authorized to place orders with broker-dealers for the purposes set forth in the Prospectus in Auctions or Remarketings currently is/are __________, telephone number (___) ________.

         14. Our taxpayer identification number is __________.

         15. In the case of each offer to purchase, purchase, offer to sell or sale by us of Securities not registered under the Securities Act of 1933, as amended (the "Act"), we represent and agree as follows:

                  (e) We understand and expressly acknowledge that the Securities have not been and will not be registered under the Act and, accordingly, that the Securities may not be reoffered, resold or otherwise pledged, hypothecated or transferred unless an applicable exemption from the registration requirements of the Act is available.

                  (f) We hereby confirm that any purchase of Securities made by us will be for our own account, or for the account of one or more parties for which we are acting as trustee or agent with complete investment discretion and with authority to bind such parties, and not with a view to any public resale or distribution thereof. We and each other party for which we are acting which will acquire Securities will be "accredited investors" within the meaning of Regulation D under the Act with respect to the Securities to be purchased by us or such party, as the case may be, will have previously invested in similar types of instructions and will be able and prepared to bear the economic risk of investing in and holding such Securities.

                  (g) We acknowledge that prior to purchasing any Securities we shall have received a Prospectus (or private placement memorandum) with respect thereto and acknowledge that we will have had access to such financial and other information, and have been afforded the opportunity to ask such questions or representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase Securities.

                  (h) We recognize that the Company and broker-dealers will rely upon the truth and accuracy of the foregoing investment representations and agreements, and we agree that each of our purchases of Securities now or in the future shall be deemed to constitute our concurrence in all of the foregoing which shall be binding on us and each party for which we are acting as set forth in Subparagraph B above.


Dated: ______________________________     _________________________________
                                          (Name of Purchaser)

Mailing Address of Purchaser

_____________________________________     By: _____________________________
                                              Printed Name:
                                              Title:
_____________________________________


_____________________________________

                                                                       EXHIBIT C


                              SETTLEMENT PROCEDURES


         The following summary of Settlement Procedures sets forth the procedures expected to be followed in connection with the settlement of each Auction and will be incorporated by reference in the Auction Agent Agreement and each Broker-Dealer Agreement. Nothing contained herein constitutes a representation by the Fund that in each Auction each party referred to herein will actually perform the procedures described herein to be performed by such party. Capitalized terms used herein shall have the respective meanings specified in the ATP Provisions or herein, as the case may be.

         (a) On each Auction Date for any series of ATP, the Auction Agent shall notify by telephone or telecopy the Broker-Dealers that participated in the Auction held for such series on such Auction Date and submitted an Order on behalf of any Existing Holder or Potential Holder of:

                  (i) the Applicable Rate fixed for the subsequent Dividend Period and the Dividend Payment Date therefor;

                  (ii) whether Sufficient Clearing Orders existed for the determination of the Applicable Rate;

                  (iii) if such Broker-Dealer submitted a Hold/Sell Order or a Sell Order for such series on behalf of an Existing Holder, whether such Hold/Sell Order or Sell Order was accepted or rejected, in whole or in part, and the number of shares, if any, of such series of ATP then outstanding to be sold by such Existing Holder;

                  (iv) if such Broker-Dealer submitted a Buy Order on behalf of a Potential Holder, whether such Buy Order was accepted or rejected, in whole or in part, and the number of shares, if any, of such series of ATP to be purchased by such Potential Holder;

                  (v) if the aggregate number of shares of such series of ATP to be sold by all Existing Holders on whose behalf such Broker-Dealer submitted Hold/Sell Orders or Sell Orders for such series is different than the aggregate number of shares of such series of ATP to be purchased by all Potential Holders on whose behalf such Broker-Dealer submitted Buy Orders, the name or names of one or more other Broker-Dealers (and the name of the Agent Member, if any, of each such other Broker-Dealer) and the number of shares of such series of ATP to be (x) purchased from one or more Existing Holders on whose behalf such other Broker-Dealer submitted Hold/Sell Orders or Sell Orders for such series, or (y) sold to one or more Potential Holders on whose behalf such other Broker-Dealers submitted Buy Orders for such series; and

                  (vi) the scheduled Auction Date of the next succeeding Auction with respect to such series of ATP.

         (b) On each Auction Date for any series of ATP, each Broker-Dealer that submitted an Order for such series on behalf of any Existing Holder or Potential Holder shall:

                  (i) as soon as practicable, advise each Existing Holder and Potential Holder on whose behalf such Broker-Dealer submitted a Buy Order, Hold/Sell Order or Sell Order for such series whether such Buy Order, Hold/Sell Order or Sell Order was accepted or rejected, in whole or in part;

                  (ii) instruct each Potential Holder on whose behalf such Broker-Dealer submitted a Buy Order for such series that was accepted, in whole or in part, to instruct such Potential Holder's Agent Member to pay to such Broker-Dealer (or its Agent Member) through the Securities Depository the amount necessary to purchase the number of shares of such series of ATP to be purchased pursuant to such Buy Order against receipt of such shares;

                  (iii) instruct each Existing Holder on whose behalf such Broker-Dealer submitted a Hold/Sell Order for such series that was accepted, in whole or in part, as a Sell Order or a Sell Order for such series that was accepted, in whole or in part, to instruct such Existing Holder's Agent Member to deliver to such Broker-Dealer (or its Agent Member) through the Securities Depository the number of shares of such series of ATP to be sold pursuant to such Order against payment therefor;

                  (iv) advise each Existing Holder on whose behalf such Broker-Dealer submitted an Order for such series that will continue to hold shares of ATP of such series and each Potential Holder on whose behalf such Broker-Dealer submitted a Buy Order for such series that was accepted, in whole or in part, of the Applicable Rate for such series for the next succeeding Dividend Period for such series;

                  (v) advise each Existing Holder on whose behalf such Broker-Dealer submitted an Order for such series of the Auction Date of the next succeeding Auction for such series; and

                  (vi) advise each Potential Holder on whose behalf such Broker-Dealer submitted a Buy Order for such series that was accepted, in whole or in part, of the Auction Date of the next succeeding Auction for such series.

         (c) On the basis of the information provided to it pursuant to (a) above, each Broker-Dealer that submitted a Buy Order, a Hold/Sell Order or a Sell Order for any series of ATP shall allocate any funds received by it in respect of such series pursuant to (b)(ii) above, and any shares of such series of ATP received by it pursuant to (b)(iii) above, among the Potential Holders, if any, on whose behalf such Broker-Dealer submitted Buy Orders for such series, the Existing Holders, if any, on whose behalf such Broker-Dealer submitted Buy

Orders, Hold/Sell Orders or Sell Orders for such series, and any Broker-Dealers identified to it by the Auction Agent pursuant to (a)(v) above.

         (d) On the Business Day after the Auction Date, the Securities Depository shall execute the transactions described above, debiting and crediting the accounts of the respective Agent Members as necessary to effect the purchases and sales of shares of any series of ATP as determined in the Auction for such series.

                                                                       EXHIBIT D


                             FORM OF ATP PROVISIONS

                                                                       EXHIBIT E


                     THE NEW AMERICAN HIGH INCOME FUND, INC.

                           NOTICE OF AUCTION DATE FOR

                      AUCTION TERM PREFERRED STOCK ("ATP")


         NOTICE IS HEREBY GIVEN that the Auction Date of the next Auction for the ATP Series ___ of THE NEW AMERICA HIGH INCOME FUND, INC. (the "Fund") is scheduled to be ________ and the next Dividend Payment Date for the Fund's ATP Series ___ will be ___________.

                                     THE NEW AMERICAN HIGH INCOME FUND, INC.

                                                                       EXHIBIT F


                     THE NEW AMERICAN HIGH INCOME FUND, INC.

                        NOTICE OF PROPOSED DESIGNATION OF

                            ALTERNATE TERM PERIOD FOR

                          AUCTION TERM PREFERRED STOCK


         NOTICE IS HEREBY GIVEN that THE NEW AMERICA HIGH INCOME FUND, INC. (the "Fund") proposes to exercise its option to designate the Dividend Period of its Series Auction Term Preferred Stock ("ATP") commencing [the first day of the proposed Alternate Term Period] and ending (the last day of the proposed Alternate Term Period] as an Alternate Term Period.

         By 9:00 A.M., New York City time, on the Business Day next preceding the first day of such proposed Alternate Term Period, the Fund will notify the Auction Agent for the ATP of either (a) its determination to exercise such option, designating the length of such Alternate Term Period and the terms of the Specific Redemption Provisions, if any, or (b) its determination not to exercise such option.

                                      THE NEW AMERICA HIGH INCOME FUND, INC.


Dated: ___________

                                                                       EXHIBIT G


                     THE NEW AMERICAN HIGH INCOME FUND, INC.

                NOTICE OF DESIGNATION OF ALTERNATE TERM PERIOD OF

                          AUCTION TERM PREFERRED STOCK


         NOTICE IS HEREBY GIVEN that THE NEW AMERICA HIGH INCOME FUND,
INC. (the "Fund") has determined to designate the Dividend Period of its Series Auction Term Preferred Stock ("ATP") commencing on (the first day of the Alternate Term Period] and ending on (the last day of the Alternate Term Period] as an Alternate Term Period.

         The Alternate Term Period will be ___ (days] [year(s]].

         The Auction Date for the Alternate Term Period is (the Business Day next preceding the first day of such Alternate Term Period].

         The scheduled Dividend Payment Dates for such series of ATP during such Alternate Term Period will be __________________.

         [Specific Redemption Provisions, if applicable.]

         [The Alternate Term Period shall not commence if on such Auction Date Sufficient Clearing Orders shall not exist.]

                                         THE NEW AMERICA HIGH INCOME FUND, INC.


Dated: ______________

                                                                       EXHIBIT H


                     THE NEW AMERICAN HIGH INCOME FUND, INC.

                   NOTICE OF DETERMINATION NOT TO DESIGNATION

                            ALTERNATE TERM PERIOD OF

                          AUCTION TERM PREFERRED STOCK


         NOTICE IS HEREBY GIVEN that THE NEW AMERICA HIGH INCOME FUND, INC. (the "Fund") has determined not to exercise its option to designate an Alternate Term Period of its Series Auction Term Preferred Stock. Accordingly, the next succeeding Dividend Period of such series will be a Standard Term Period.

                                         THE NEW AMERICA HIGH INCOME FUND, INC.



Dated: ______________